                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 of Casey's General Stores, Inc. (the "Company"), pertaining to the Casey's General Stores 401(k) Plan, of our report dated June 11, 2003, with respect to the consolidated financial statements of the Company incorporated by reference in the Annual Report (Form 10-K) for the year ended April 30, 2003.


                                        /s/ KPMG LLP


Des Moines, Iowa
August 29, 2003